UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2014 (December 9, 2014)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously announced, WEX Inc. (the “Company”) is hosting an Investor Day on December 9, 2014 at which it will discuss its businesses, strategy and operational plans. In connection with Investor Day, the Company reiterating its previously issued fourth quarter and full year 2014 guidance.

The Investor Day presentation will be available live through a webcast and archived for future viewing through a link on the Company’s website, www.wexinc.com, on the investor relations page.

Furnished herewith are the supporting materials in connection with the management presentations to be given at Investor Day (Exhibit 99.1).

* * *

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

This current report on Form 8-K includes forward-looking statements relating to the Company’s businesses and prospects that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to provide management’s current expectations or plans for the Company’s future operating and financial performance and are based on assumptions management believes are reasonable at the time they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual outcomes and results could differ materially from what is expected or forecasted.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	WEX Inc. – Investor Day Supporting Materials, dated December 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.
Date:	December 9, 2014	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

WEX INC.
CURRENT REPORT ON FORM 8-K
Report Dated December 9, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	WEX Inc. – Investor Day Supporting Materials, dated December 9, 2014